EXHIBIT 99.2

MAGNUM HUNTER RESOURCES CORPORATION

PART I. FINANCIAL INFORMATION

MAGNUM HUNTER RESOURCES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,645,413	$2,281,568
Accounts receivable	7,048,522	3,236,043
Derivative assets	788,452	1,261,534
Prepaids and other current assets	1,351,108	94,113
Total current assets	13,833,495	6,873,258

PROPERTY AND EQUIPMENT (Net of Accumulated Depletion and Depreciation):
Oil and natural gas properties, successful efforts accounting
Unproved	44,875,156	11,887,483
Proved properties	94,502,181	43,995,567
Equipment and other fixed assets	10,550,511	1,655,582
Total property and equipment, net	149,927,848	57,538,632

OTHERS ASSETS:
Derivative and other assets	2,404,599	1,159,405
Deferred financing costs, net of amortization of $576,350 and $35,831 respectively	3,102,307	1,012,756
Total assets	$169,268,249	$66,584,051

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,660,198	$4,852,221
Accrued liabilities	4,716,669	885,622
Revenue payable	2,207,685	342,585
Dividend payable	-	25,654
Current portion of notes payable	576,057	44,157
Derivative liability	-	69,136
Total current liabilities	14,160,609	6,219,375

Payable on sale of partnership	640,695	640,695
Notes payable, less current portion	60,737,243	13,000,000
Asset retirement obligation	4,511,786	2,032,306
Total liabilities	80,050,333	21,892,376

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK:
Series C Cumulative Perpetual Preferred Stock, cumulative dividend rate 10.25% per annum, 750,000 authorized, 594,260 and 214,950 issued & outstanding as of June 30, 2010 and December 31, 2009, respectively, with liquidation preference of $25.00 per share	14,856,500	5,373,750

SHAREHOLDERS’ EQUITY:
Preferred stock, 9,250,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized, 68,606,661 and 50,591,610 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	686,067	505,916
Additional paid in capital	116,776,873	71,936,306
Accumulated deficit	(43,178,255)	(33,135,693)
Treasury Stock, previously deposit on Triad, at cost, 761,652 shares	(1,310,357)	(1,310,357)
Total Magnum Hunter Resources Corporation shareholders' equity	72,974,328	37,996,172
Non-controlling interest	1,387,088	1,321,753
Total shareholders’ equity	74,361,416	39,317,925
Total liabilities and shareholders' equity	$169,268,249	$66,584,051

The accompanying notes are an integral part of these unaudited consolidated financial statements

MAGNUM HUNTER RESOURCES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
REVENUE:
Oil and gas sales	$8,343,767	$2,428,891	$15,638,759	$4,245,927
Field operations and other	1,460,309	100,000	1,988,298	200,000
Total revenue	9,804,076	2,528,891	17,627,057	4,445,927

EXPENSES:
Lease operating expenses	3,035,447	1,024,107	5,256,031	2,042,718
Severance taxes and marketing	813,299	249,098	1,346,848	475,049
Exploration	373,981	19,201	825,109	113,676
Field operations	1,446,348	-	1,843,063	-
Depreciation, depletion and accretion	3,306,172	799,335	4,849,063	2,106,862
General and administrative	6,501,439	1,445,062	13,269,477	2,191,675
Total expenses	15,476,686	3,536,803	27,389,592	6,929,980

LOSS FROM OPERATIONS	(5,672,610)	(1,007,912)	(9,762,534)	(2,484,053)

OTHER INCOME AND (EXPENSE):
Interest income	2,333	251	4,227	852
Interest expense	(1,157,198)	(607,509)	(1,919,884)	(1,178,186)
Gain (Loss) on derivative contracts	1,277,482	(1,774,419)	2,409,360	(1,218,104)

Net loss	(5,549,993)	(3,389,589)	(9,268,831)	(4,879,491)

Net (income) loss attributable to non-controlling interest	2,440	(3,987)	(65,335)	114,632

Net loss attributable to Magnum Hunter Resources Corporation	(5,547,553)	(3,393,576)	(9,334,166)	(4,764,859)

Dividend on Preferred Stock	(445,950)	-	(708,396)	-

Net loss attributable to common shareholders	$(5,993,503)	$(3,393,576)	$(10,042,562)	$(4,764,859)

Loss per common share
Basic and diluted	$(0.10)	$(0.09)	$(0.17)	$(0.13)

Weighted average number of common shares outstanding
Basic and diluted	62,153,376	36,797,771	58,968,651	36,778,129

The accompanying notes are an integral part of these unaudited consolidated financial statements

MAGNUM HUNTER RESOURCES CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
(Unaudited)

	Number			Additional
	of Shares	Deposit	Common	Paid in	Accumulated	Treasury	Noncontrolling	Total
	of Common	on Triad	Stock	Capital	Deficit	Stock	Interest	Equity
BALANCE, January 1, 2010	50,591,610	$(1,310,357)	$505,916	$71,936,306	$(33,135,693)	$-	$1,321,753	$39,317,925
Restricted stock issued to employees and directors	2,344,243	-	23,443	246,322	-	-	-	269,765
Stock compensation	-	-	-	3,853,122	-	-	-	3,853,122
Stock Options surrendered by holder for cash payment	-	-	-	(115,500)	-	-	-	(115,500)
Issued 55,932 shares of common stock for payment of services	55,932	-	559	164,441	-	-	-	165,000
Issued shares of Series C Preferred Stock	-	-	-	(306,355)	-	-	-	(306,355)
Issued shares of Common Stock for cash	8,532,522	-	85,325	24,337,626	-	-	-	24,422,951
Issued shares of Common Stock upon exercise of warrants	6,074,854	-	60,749	12,930,211	-	-	-	12,990,960
Issued 7,500 shares of Common Stock upon stock option exercise	7,500	-	75	8,700	-	-	-	8,775
Issued shares of Common Stock upon redemption of Series B Convertible Preferred Stock	1,000,000	-	10,000	3,722,000	-	-	-	3,732,000
Dividends on Series B Convertible Preferred	-	-	-	-	(130,625)	-	-	(130,625)
Dividends on Series C Cumulative Perpetual Preferred	-	-	-	-	(577,771)	-	-	(577,771)
761,652 shares of Common Stock as deposit on Triad Acquisition returned to treasury	-	1,310,357	-	-	-	(1,310,357)	-	-

Net loss	-	-	-	-	(9,334,166)	-	65,335	(9,268,831)
BALANCE, June 30, 2010	68,606,661	$-	$686,067	$116,776,873	$(43,178,255)	$(1,310,357)	$1,387,088	$74,361,416

The accompanying notes are an integral part of these unaudited consolidated financial statements

MAGNUM HUNTER RESOURCES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
	2010	2009
Cash flows from operating activities
Net loss attributable to Magnum Hunter Resources Corporation	$(9,334,166)	$(4,764,859)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-controlling Interest	65,335	(114,632)
Depletion, depreciation, and accretion	4,849,063	2,106,862
Amortization of deferred financing costs included in interest expense	540,520	205,805
Dry hole cost	-	30,339
Share based compensation	4,122,887	712,273
Unrealized (gain) loss on derivative contracts	678,681	3,029,178
Gain on sale of assets	(29,949)	-
Changes in operating assets and liabilities:
Accounts receivable	(1,407,965)	(253,431)
Inventory	53,425	-
Prepaid expenses	(403,243)	(133,237)
Accounts payable	751,224	161,708
Revenue payable	(62,838)	76,500
Accrued liabilities	3,465,791	197,740
Net cash provided by operating activities	3,288,765	1,254,246

Cash flows from investing activities
Capital expenditures	(17,911,755)	(7,830,600)
Advances	697,188	-
Cash paid in acquisition of Triad, net of cash acquired of $3,710,000	(59,500,299)	-
Proceeds from sale of assets	29,949	-
Deposits	(966,790)	-
Net cash used in investing activities	(77,651,707)	(7,830,600)

Cash flows from financing activities
Proceeds from sale of common stock	24,422,951	-
Issue Series C Cumulative Perpetual Preferred Stock shares, net of costs	9,176,395	-
Proceeds from exercise of warrants	12,990,960	-
Cash paid upon conversion of Series B Preferred Stock	(11,250,000)	-
Options exercised	8,775	-
Options surrendered for cash	(115,500)	-
Preferred stock dividend paid	(734,050)	-
Proceeds from revolving credit borrowings	70,000,000	-
Principal payment on revolving credit	(25,000,000)	-
Proceeds from loan	433,316	1,217,336
Principal payment on loan	(575,989)	(83,829)
Payment of deferred financing costs	(2,630,071)	-
Net cash provided by financing activities	76,726,787	1,133,507

Net increase (decrease) in cash and cash equivalents	2,363,845	(5,442,847)
Cash and cash equivalents, beginning of period	2,281,568	6,120,402

Cash and cash equivalents, end of period	$4,645,413	$677,555

Supplemental disclosure of cash flow information
Cash paid for interest	$1,229,622	$972,381

Non-cash transactions
Series B Preferred stock issued for acquisition of Triad	$14,982,000	$-
Debt assumed in the acquisition of Triad	$3,411,816	$-
Common stock issued for payment of services	$165,000	$-
Common stock issued in conversion of Series B Preferred stock	$3,732,000	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements

MAGNUM HUNTER RESOURCES CORPORATION
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 — BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated interim financial statements of Magnum Hunter Resources Corporation (the “Company” or “Magnum Hunter”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s annual report on Form 10-K for the year ended December 31, 2009.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the unaudited condensed consolidated interim financial statements which would substantially duplicate the disclosure contained in the audited consolidated financial statements as reported in the 2009 annual report on Form 10-K have been omitted.

Income or Loss per Share

Basic income or loss per common share is net income or loss available to common stockholders divided by the weighted average of common shares outstanding during the period.  Diluted income or loss per common share is calculated in the same manner, but also considers the impact to net income and common shares outstanding for the potential dilution from in-the-money stock options and warrants, and convertible debentures and preferred stock.

We have issued potentially dilutive instruments in the form of restricted common stock granted and not yet issued, common stock warrants, and common stock options.  The total number of potentially dilutive securities at June 30, 2010 was 11,793,934.  There were 14,940,962 potentially dilutive securities outstanding at June 30, 2009.  We did not include the potentially dilutive securities in our calculation of diluted loss per share during either period because to include them would be anti-dilutive due to our net loss during those periods.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of Magnum Hunter and our wholly-owned subsidiaries, Sharon Hunter Resources, Inc. (f/k/a Sharon Resources, Inc.) (“Sharon”), Triad Hunter, LLC, Alpha Hunter Drilling, LLC, Hunter Disposal, LLC, Eureka Hunter Pipeline, LLC, and Hunter Real Estate, LLC.  We also have consolidated our 87.5% controlling interest in PRC Williston, LLC (“PRC”) with non-controlling interests recorded for the outside interest in PRC. All significant intercompany balances and transactions have been eliminated.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. These estimates are based on information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ from those estimates under different assumptions and conditions.

Critical accounting policies are defined as those significant accounting policies that are most critical to an understanding of a company’s financial condition and results of operation. We consider an accounting estimate or judgment to be critical if (i) it requires assumptions to be made that were uncertain at the time the estimate was made, and (ii) changes in the estimate or different estimates that could have been selected could have a material impact on our results of operations or financial condition.

Reclassification of Prior-Year Balances

Certain prior-year balances in the consolidated financial statements have been reclassified to correspond with current-year classifications.

MAGNUM HUNTER RESOURCES CORPORATION
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 — NEW ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued ASC 2010-06, Improving Disclosures about Fair Value Measurements (ASC 820-10). These new disclosures require entities to separately disclose amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and the reasons for the transfers. In addition, in the reconciliation for fair value measurements for Level 3, entities should present separate information about purchases, sales, issuances, and settlements. This guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlement in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. Our adoption of the disclosures, excluding the Level 3 activity disclosures, did not have a material impact on our notes to the condensed consolidated financial statements. See Note 4 – Fair Value Measurements for additional information. We are still evaluating the impact of the Level 3 disclosure requirements on our notes to the consolidated condensed financial statements.

In February 2010, the FASB issued ASC 2010-09, Amendments to Certain Recognition and Disclosure Requirements, related to subsequent events under ASC 855, Subsequent Events. This guidance states that if an entity is an SEC filer, it is required to evaluate subsequent events for disclosure through the date that the financial statements are issued.  We adopted this guidance as of February 2010 and have included the required disclosures in our condensed consolidated financial statements. See Note 13 – Subsequent Events for additional information.

NOTE 4 — FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a framework for measuring fair value and a valuation hierarchy based upon the transparency of inputs used in the valuation of an asset or liability. Classification within the hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The valuation hierarchy contains three levels:

●	Level 1 — Quoted prices (unadjusted) for identical assets or liabilities in active markets

●
Level 2 — Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and model-derived valuations whose inputs or significant value drivers are observable

●	Level 3 — Significant inputs to the valuation model are unobservable

We used the following fair value measurements for certain of our assets and liabilities at June 30, 2010 and December 31, 2009:

Level 2 Classification:

Derivative Instruments

At June 30, 2010 and December 31, 2009, the Company had commodity derivative financial instruments in place that are accounted for under the ASC standards as derivative instruments. The Company does not apply hedge accounting as allowed by ASC standards.   Therefore, the changes in fair value subsequent to the initial measurement are recorded in income. The estimated fair value amounts of the Company’s derivative instruments have been determined at discrete points in time based on relevant market information which resulted in the Company classifying such derivatives as Level 2. Although the Company’s derivative instruments are valued using public indexes, the instruments themselves are traded with unrelated counterparties and are not openly traded on an exchange.  See footnote 6 – Financial Instruments and Derivatives, for additional information.

As of June 30, 2010 and December 31, 2009, the Company’s derivative contracts were with major financial institutions with investment grade credit ratings which are believed to have a minimal credit risk. As such, the Company is exposed to credit risk to the extent of nonperformance by the counterparties in the derivative contracts discussed above; however, the Company does not anticipate such nonperformance.

MAGNUM HUNTER RESOURCES CORPORATION
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The following tables present recurring financial assets and liabilities which are carried at fair value as of June 30, 2010 and December 31, 2009:

Fair value measurements on a recurring basis
June 30, 2010
	Level 1	Level 2	Level 3
Commodity derivatives	$-	$1,605,869	$-

Total Assets at fair value	$-	$1,605,869	$-

Commodity derivatives	$-	$-	$-

Total liabilities at fair value	$-	$-	$-

Fair value measurements on a recurring basis
December 31, 2009
	Level 1	Level 2	Level 3
Commodity derivatives	$-	$2,353,686	$-

Total Assets at fair value	$-	$2,353,686	$-

Commodity derivatives	$-	$69,136	$-

Total liabilities at fair value	$-	$69,136	$-

NOTE 5 — ACQUISITIONS

On February 12, 2010, the Company completed the acquisition of privately-held Triad Energy Corporation and certain of its affiliated entities (collectively, “Triad”), an Appalachian Basin focused energy company, through a bankruptcy proceeding (the “Triad Acquisition”). The Triad Acquisition was completed to expand the assets and operations of Magnum Hunter in the Appalachia region.  We acquired substantially all of the assets of Triad, which primarily consisted of oil and gas property interests in approximately 2,000 operated wells and included over 87,000 net mineral acres located in the states of Kentucky, Ohio, and West Virginia, a natural gas pipeline (Eureka Hunter Pipeline), two commercial salt water disposal facilities, three drilling rigs, workover rigs, and other oilfield equipment. These assets are now held by the Company’s wholly-owned subsidiaries, Triad Hunter, LLC, Alpha Hunter Drilling, LLC, Hunter Disposal, LLC, Eureka Hunter Pipeline, LLC, and Hunter Real Estate, LLC.

MAGNUM HUNTER RESOURCES CORPORATION
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The acquisition of Triad is accounted for using the acquisition method as set out in ASC 805, Business Combinations , which requires the net assets acquired to be recorded at their fair values.  The following table summarizes the purchase price and the fair values of the net assets acquired as of June 30, 2010:

Fair value of total purchase price:
Cash consideration	$8,000,000
Payment of Triad senior and other debt	55,210,910
Assumption of equipment indebtedness	3,411,816
Issuance of $15,000,000 stated value Series B Preferred Stock	14,982,000
Total	$81,604,726

Amounts recognized for assets acquired and liabilities assumed:
Working capital	$4,623,325
Proved oil and gas properties	49,708,193
Unproved oil and gas properties	20,276,000
Gas gathering systems	1,120,000
Field servicing equipment	8,138,000
Asset retirement obligation	(2,260,792)
Total	$81,604,726

Working capital acquired was as follows:
Cash	$3,710,610
Accounts receivable	2,967,346
Prepaid expenses	222,521
Inventory	684,656
Other current assets	553,139
Accounts payable	(1,221,753)
Accrued liabilities	(365,256)
Revenue payable	(1,927,938)
Total working capital acquired	$4,623,325

Because Triad and certain of its affiliated entities had been operating under Chapter 11 of the Federal Bankruptcy Code since December 2008, the acquisition agreement did not include customary indemnification provisions, but did contain closing conditions and representations and warranties that are typical for a transaction of this nature.

In connection with the Triad Acquisition and pursuant to the Bankruptcy Order on February 12, 2010, we issued, in the aggregate, 4,000,000 shares of our Series B Preferred Stock with a stated value of $15,000,000.  In June, 2010 all outstanding shares of Series B Preferred Stock were either converted into shares of common stock of the Company or redeemed by the Company for cash.  See Note 10 – Shareholders’ Equity for additional information.

MAGNUM HUNTER RESOURCES CORPORATION
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The following summary, prepared on a pro forma basis, presents the results of operations for the three month period ended June 30, 2009 and six month periods ended June 30, 2010 and 2009, as if the acquisition of Triad, along with transactions necessary to finance the acquisition, had occurred as of the beginning of the respective periods.  The pro forma information includes the effects of adjustments for interest expense, depreciation and depletion expense, and dividend expense.  The pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been completed as of the beginning of each period presented, nor are they necessarily indicative of future consolidated results.

	(in thousands)
	Three Months Ended June 30,	Six Months Ended June 30,
	2009	2010	2009
Total operating revenue	$8,822	$19,764	$16,003
Total operating costs and expenses	$8,802	$29,477	$16,955
Operating income (loss)	$20	$(9,713)	$(952)
Interest expense and other	$(4,627)	$(435)	$(5,068)
Net loss attributable to Magnum Hunter Resources Corporation	$(4,607)	$(10,148)	$(6,020)
Dividends on preferred stock	$(279)	$(906)	$(557)
Net loss attributable to common stockholders	$(4,886)	$(11,054)	$(6,577)
Loss per common share, basic and diluted	$(0.10)	$(0.19)	$(0.13)

The condensed consolidated statement of operations includes Triad’s revenue of $5.7 million and $9.6 million, respectively, for the three and six months ended June 30, 2010 and Triad’s operating loss of $211,000 and operating income of $1.4 million, respectively, for the three and six months ended June 30, 2010.

NOTE 6 — FINANCIAL INSTRUMENTS AND DERIVATIVES

We enter into certain commodity derivative instruments which are effective in mitigating commodity price risk associated with a portion of our future monthly natural gas and crude oil production and related cash flows. Our oil and gas operating revenues and cash flows are impacted by changes in commodity product prices, which are volatile and cannot be accurately predicted. Our objective for holding these commodity derivatives is to protect the operating revenues and cash flows related to a portion of our future crude oil and natural gas sales from the risk of significant declines in commodity prices. We have not designated any of our commodity derivatives as hedges under ASC 815.  See footnote 4 – Fair Value of Financial Instruments, for additional information on the valuation of the derivatives.

MAGNUM HUNTER RESOURCES CORPORATION
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

As of June 30, 2010, the estimated fair values of our commodity derivatives were:

Commodity	Type	Volume/Month	Duration	Price	Value
Oil	SWAP	670 Bbls	Jul 10 - Dec 10	$81.65	$18,907
Oil	SWAP	435 Bbls	Jan 11 - Dec 11	85.25	29,356
Oil	Collar	5,000 Bbls	Jul 10 – Dec 11	70.00 - 82.25	(160,774)
Oil	Put	4,800 Bbls	Jan 11 – Dec 11	80.00	39,698
Oil	Put	4,600 Bbls	Jan 12 – Dec 12	80.00	69,944
Oil	Put	3,720 Bbls	Jul 10 – Dec 10	75.00	61,531
Oil	Collar	4,178 Bbls	Jan 12 – Dec 12	80.00 - 100.00	299,984
Oil	SWAP	2,500 Bbls	Jul 10 - Dec 10	83.10	92,227
Oil	SWAP	2,250 Bbls	Jan 11 - Dec 11	85.00	54,806
Oil	Call	4,562 Bbls	Jan 11 - Dec 11	82.25	499,012
Oil	Call	4,562 Bbls	Jan 11 - Dec 11	90.00	(337,955)
Oil	Call	5,000 Bbls	Jul 10 - Dec 10	90.00	(39,831)
Oil	Call	5,000 Bbls	Jul 10 - Dec 10	82.25	87,742
Oil	Call	6,133 Bbls	Jul 10 - Sep 10	85.00	(15,958)
Oil	Call	6,133 Bbls	Oct 10 - Dec 10	90.00	(41,376)
Oil	Call	1,400 Bbls	Jan 11 - Dec 11	95.00	(80,495)
Oil	Put	3,067 Bbls	Jul 10 - Dec 10	80.00	39,594
Oil	Put	4,562 Bbls	Jan 11 - Dec 11	52.00	(104,982)
Oil	Put	5,000 Bbls	Jul 10 - Dec 10	55.50	(14,555)
Oil	Put	6,133 Bbls	Jul 10 - Sep 10	70.00	25,973
Oil	Put	6,133 Bbls	Oct 10 - Dec 10	70.00	66,987
Oil	Put	1,400 Bbls	Jan 11 - Dec 11	60.00	(58,139)
Oil	Put	1,400 Bbls	Jan 11 - Dec 11	75.00	138,812
Natural Gas	Collar	5,000 Mmbtu	Jul 10 - Dec 10	5.50 - 7.75	21,813
Natural Gas	Collar	15,000 Mmbtu	Jul 10 - Dec 10	5.75 - 7.10	78,300
Natural Gas	Collar	12,500 Mmbtu	Jan 11 – Dec 11	5.00 - 8.20	59,707
Natural Gas	Collar	4,165 Mmbtu	Jan 11 – Dec 11	5.00 - 8.95	22,298
Natural Gas	Collar	10,000 Mmbtu	Jan 12 – Dec 12	5.00 - 9.82	45,245
Natural Gas	Purchase Put	5,000 Mmbtu	Jul 10 - Dec 10	5.00	13,958
Natural Gas	Sold Put	5,000 Mmbtu	Jul 10 - Dec 10	5.00	(13,958)
Natural Gas	Purchased Put	15,000 Mmbtu	Jul 10 - Dec 10	5.00	41,875
Natural Gas	Sold Put	15,000 Mmbtu	Jul 10 - Dec 10	5.00	(41,875)
Natural Gas	SWAP	3,400 Mmbtu	Jan 11 – Dec 11	5.98	25,886
Natural Gas	SWAP	3,000 Mmbtu	Jan 12 – Dec 12	6.15	16,507
Natural Gas	Collar	47,600 Mmbtu	Jan 11 – Dec 11	5.50 - 7.10	317,304
Natural Gas	Collar	27,350 Mmbtu	Jul 10 - Dec 10	5.00 - 6.70	63,992
Natural Gas	SWAP	27,350 Mmbtu	Jul 10 - Dec 10	5.74	121,985
Natural Gas	Collar	47,300 Mmbtu	Jan 12 – Dec 12	5.00 - 8.40	150,229
Natural Gas	SWAP	13,521 Mmbtu	Jul 10 - Nov 10	5.03	12,095
					$1,605,869

During the three and six months ended June 30, 2010, we recognized a gain of $1,277,482 and $2,409,360, respectively,  related to oil and natural gas derivative contracts, which included $100,044 and $3,088,041, respectively, of realized gain from contracts settled in cash, and $1,177,438 of unrealized gain and $678,681of unrealized losses, respectively,  related to unsettled contracts.  During the three and six months ended June 30, 2009, we recognized a loss of $1,774,419 and $1,218,104, respectively,  related to oil and natural gas derivative contracts, which included $756,342 and $1,811,074, respectively, of realized gain from contracts settled in cash, and $2,530,761 and $3,029,178 of unrealized losses, respectively,  related to unsettled contracts.  Unrealized gain and losses are based on the changes in the fair value of derivative instruments covering positions beyond June 30, 2010 and 2009.

MAGNUM HUNTER RESOURCES CORPORATION
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 7 — ASSET RETIREMENT OBLIGATIONS

The Company accounts for asset retirement obligations based on the guidance of ASC 410 which addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. ASC 410 requires that the fair value of a liability for an asset’s retirement obligation be recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the estimated useful life of the related asset. We have included estimated future costs of abandonment and dismantlement in our successful efforts amortization base and amortize these costs as a component of our depreciation, depletion, and accretion expense in the accompanying consolidated financial statements.

The following table summarizes the Company’s asset retirement obligation transactions during the six month period ended June 30, 2010:

June 30, 2010
Asset retirement obligation at beginning of period	$2,032,306
Assumed in Triad acquisition	2,260,792
Liabilities incurred	27,875
Liabilities settled	-
Accretion expense	190,813
Revisions in estimated liabilities	-
Asset retirement obligation at end of period	$4,511,786

NOTE 8 — NOTES PAYABLE

Notes payable at June 30, 2010 consisted of the following:

June 30, 2010
Various equipment notes payable with maturity dates August 2010 to February 2015, interest rates of 0.00% - 9.24%	$3,313,300
Senior revolving credit facility due November 23, 2012, 4.5% at June 30, 2010	58,000,000
$61,313,300
Less: current portion	(576,057)
Total Long-Term Debt	$60,737,243

The following table presents the approximate annual maturities of debt:

2010	$267,435
2011	574,990
2012	58,568,978
2013	561,032
Thereafter	1,340,865
Total	$61,313,300

Note payable

In connection with the Triad acquisition, the Company assumed various notes payable for equipment which have a balance of $3,313,300 at June 30, 2010 and are collateralized by the financed equipment.

Revolving Credit Borrowing and Term Loan

On February 12, 2010 we entered into an Amended and Restated Credit Agreement with Bank of Montreal (“BMO”) and Capital One, N.A. (“Capital One”). This Restated Credit Agreement amended and restated in its entirety the credit facility dated November 23, 2009. The Restated Credit Agreement provides for an asset-based, senior secured revolving credit facility (the “Revolving Facility”) maturing November 23, 2012, with an initial borrowing base of $70 million. The Revolving Facility is governed by a semi-annual borrowing base redetermination (on April 1 and November 1 of each year) derived from the Company’s proved crude oil and natural gas reserves, and based on such redetermination, the borrowing base may be decreased or increased up to a maximum commitment level of $150 million. The initial $70 million borrowing base consisted of a $60 million “A” tranche and a $10 million “B” tranche.

MAGNUM HUNTER RESOURCES CORPORATION
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

On May 13, 2010 the Company's borrowing base under its Revolving Facility was increased from a total of $70 million to $75 million. The Tranche B facility was eliminated. The increase in the borrowing base reflects the increase in the Company's proved reserves at December 31, 2009 and the acquisition of Triad which closed in February 2010. Other new participating banks include UBS Loan Finance LLC, Amegy Bank National Association, and Key Bank National Association.

The Restated Credit Agreement has a commitment fee which ranges between 0.50% and 0.75%, based upon the unused portion of the borrowing base. Borrowings under the Revolving Facility will, at the Company’s election, bear interest at either (i) an alternate base rate (“ABR”) equal to the higher of (A) BMO’s base rate, (B) the Federal Funds Effective Rate, plus 0.5% per annum and the (C) the LIBO Rate for a one month interest period on such day, plus 1.0% or (ii) the adjusted LIBO rate, which is the rate stated on Reuters BBA Libor Rates C2BORO1 market for one, two, three, six or twelve months, as adjusted for statutory reserve requirements for Eurocurrency liabilities, plus, in each of the cases described in (i) or (ii) above, an applicable margin ranging from 1.50% to 2.50% for ABR loans and from 2.50% to 3.50% for adjusted LIBO Rate loans. In the event a default occurs and is continuing under the Restated Credit Agreement, the lenders may increase the interest rate then in effect by an additional 2% per annum plus the rate then applicable to ABR loans. Subject to certain permitted liens, the Company’s obligations under the Restated Credit Agreement are secured by a grant of a first priority lien on no less than 80% of the value of the proved oil and gas properties of the Company and its subsidiaries, including 90% of the total value of the oil and gas properties of the Company and its subsidiaries that are categorized as “Proved Reserves” that are both “Developed” and “Producing” as such terms are defined in the Definitions for Oil and Gas Reserves as promulgated by the Society of Petroleum Engineers.

At June 30, 2010, the Company had loans outstanding under this Restated Credit Agreement of $58 million.

NOTE 9 — SHARE BASED COMPENSATION

Under the 2006 Stock Incentive Plan, our common stock and common stock options may be granted to employees and other persons who contribute to the success of Magnum Hunter.  Currently, 6,000,000 shares of our common stock are authorized to be issued under the plan, and 431,743 shares have been issued as of June 30, 2010.

 We recognized share-based compensation expense of $2,768,553 and $4,122,887 for the three and six months ended June 30, 2010.

A summary of stock option activity for the six months ended June 30, 2010 is presented below:

		Weighted-
		Average
	Shares	Exercise Price
Outstanding at beginning of period	7,117,000	$0.93
Granted	2,508,500	$2.94
Exercised	(7,500)	1.17
Forfeited or expired	(147,500)	$1.64
Outstanding at end of period	9,470,500	$1.45
Exercisable at June 30, 2010	6,701,875	$1.15

A summary of the Company’s non-vested options as of June 30, 2010 is presented below.

Non-vested Options	Shares
Non-vested at beginning of period	2,340,250
Granted	2,508,500
Vested	(2,057,625)
Forfeited	(22,500)
non-vested at June 30, 2010	2,768,625

Total unrecognized compensation cost related to the non-vested options was $2,476,646 and $975,508 as of June 30, 2010 and 2009, respectively. The cost at June 30, 2010 is expected to be recognized over a weighted-average period of 1.16 years.  At June 30, 2010, the aggregate intrinsic value for the outstanding options was $27,637,080; and the weighted average remaining contract life was 5.42 years.

MAGNUM HUNTER RESOURCES CORPORATION
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The assumptions used in the fair value method calculation for the six months ended June 30, 2010 are disclosed in the following table:

Six months Ended
June 30, 2010 (1)
Weighted average value per option granted during the period (2)	2.21
Assumptions (3) :
Weighted average stock price volatility	101.66
Weighted average risk free rate of return	2.17%
Weighted average expected term	4.6 years

(1)	Our estimated future forfeiture rate is zero.
(2)	Calculated using the Black-Scholes fair value based method for service and performance based grants and the Lattice Model for market based grants.
(3)	The Company does not pay dividends on our common stock.

A summary of the Company’s restricted non-vested share awards as of June 30, 2010 is presented below:

Non-vested Shares	Shares	Weighted Average Price Per Share
Non-vested at December 31, 2009	2,310,000	$0.44
Granted	46,062	$2.91
Vested	(2,251,062)	$0.44
Forfeited	-	-
Non-vested at June 30, 2010	105,000	$1.34

Total unrecognized compensation cost related to the above non-vested shares amounted to $86,637 and $1,278,946 as of June 30, 2010 and 2009 respectively. The unrecognized compensation cost at June 30, 2010 is expected to be recognized over a weighted-average period of 1.01 years.

NOTE 10 — SHAREHOLDERS’ EQUITY

Common Stock

During the six months ended June 30, 2010, the Company issued 2,344,243 shares of the Company’s common stock in connection with share based compensation which had fully vested to certain senior management officers.  This includes 93,181shares which had previously vested as of December 31, 2009.

Additionally, the Company issued 8,532,522 shares of common stock during the six months ended June 30, 2010 in open market transactions at an average price of $2.95 per share pursuant to an “At the Market” sales agreement (ATM) we have with our sales agent for total net proceeds of approximately $24.4 million.  Sales of shares of our common stock, by our sales agent have been made in privately negotiated transactions or in any method permitted by law deemed to be an “At The Market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NYSE Amex or sales made through a market maker other than on an exchange. Our sales agent has made all sales using commercially reasonable efforts consistent with its normal sales and trading practices on mutually agreed upon terms between our sales agent and us.

On March 17, 2010 the Company issued 55,932 common shares with a fair market value of $165,000 for payment of services received in connection with the Triad Acquisition.

During the six months ended June 30, 2010, the Company issued 6,074,854 shares of the Company’s common stock upon the exercise of warrants for total proceeds of approximately $13.0 million.

On May 12, 2010 the Company issued 7,500 common shares upon the exercise of fully vested stock options for proceeds of $8,775.

On June 7, 2010 the Company issued 1,000,000 shares of common stock pursuant to the conversion of 1,000,000 shares of the Company’s Series B Convertible Preferred Stock.

MAGNUM HUNTER RESOURCES CORPORATION
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Series B Redeemable Convertible Preferred Stock

In connection with the Triad Acquisition and pursuant to the Bankruptcy Order on February 12, 2010, we issued in the aggregate 4,000,000 shares of our Series B Preferred Stock, with an aggregate liquidation preference of $15,000,000 to the secured creditors of the Triad entities as partial consideration for the Triad Acquisition. These holders of Series B Preferred were secured creditors of Triad in its Chapter 11 bankruptcy proceeding and the Series B Preferred was issued to them in partial satisfaction of their secured claims against Triad. The Series B Preferred Stock ranked senior to the Company’s common stock and to the Company’s 10.25% Series C Cumulative Perpetual Preferred Stock. Pursuant to the Certificate of Designation for the Series B Preferred Stock (the “Certificate of Designation”), the Series B Preferred Stock was entitled to dividends at a rate of 2.75% per annum payable quarterly (i) in shares of Series B Preferred Stock or (ii) subject to the receipt of any required consent under the Company’s senior credit facility, in cash. In addition, the Series B Preferred Stock had a liquidation preference equal to the greater of (i) $3.75 per share, plus accrued and unpaid dividends, or (ii) the amount payable per share of common stock which the holder of Series B Preferred Stock would have received if such Series B Preferred Stock had been converted to common shares immediately prior to the liquidation event, plus accrued and unpaid dividends. At any time prior to the twentieth anniversary of the original issuance of Series B Preferred Stock, the holders of shares of Series B Preferred Stock could convert any or all of their Series B Preferred Stock into shares of the Company’s common stock at a conversion ratio of one share of Series B Preferred Stock to one share of common stock, subject to certain adjustments. At any time following the second anniversary of the original issuance of Series B Preferred and prior to the twentieth anniversary of such original issuance, the holders of shares of Series B Preferred stock could tender their shares for redemption to the Company for a redemption price of $3.75 per Series B share, as adjusted. In addition, the Company could redeem the Series B Preferred Stock at a price of $3.75 per share, plus accrued and unpaid dividends, (a) at any time following February 12, 2012, or (b) if the average trading price of the Common Stock equaled or exceeded $4.74 per common share, as adjusted, for five consecutive trading days.

In June 2010, the Company redeemed 3,000,000 shares of our Series B Preferred Stock for a cash payment of approximately $11.3 million, and 1,000,000 shares of the Series B Preferred Stock were converted into 1,000,000 shares of our common stock .

Series C Cumulative Perpetual Preferred Stock

During the six months ended June 30, 2010 the Company sold 379,310 shares of our 10.25% Series C Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference $25.00 per share under our ATM agreement for net proceeds of $9.2 million. The Series C Preferred Stock cannot be converted into common stock of the Company but may be redeemed by the Company, at the Company’s option, on or after December 14, 2011 for $25.00 per share. In the event of a “Change of Control” of the Company, the Series C Preferred Stock will be redeemable by the holders at $26.00 per share during the first twelve months after December 14, 2009, $25.50 during the second twelve months after December 14, 2009, and $25.00 thereafter, except in certain circumstances when the acquirer is considered a qualifying public company. The Company will pay cumulative dividends on the Series C Preferred Stock at a fixed rate of 10.25% per annum of the $25.00 per share liquidation preference. For the six months ended June 30, 2010 and the year ended December 31, 2009 we have accrued dividends payable of $0 and $25,654, respectively. Because redemption is potentially outside the control of the Company, the Series C Preferred Stock is recorded outside of permanent shareholders’ equity.

Treasury Stock

On February 23, 2010 a total of 761,652 shares of common stock with a carrying value of $1,310,357, which were previously issued as a performance deposit on the Triad acquisition, were returned to the Company and are now held as treasury shares.

MAGNUM HUNTER RESOURCES CORPORATION
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Warrants

During the six months ended June 30, 2010, 1,362,504 of our $2.50 common stock warrants and 4,792,350 of our $2.00 common stock warrants were exercised for total combined proceeds of approximately $13.0 million and 284,300 of our $2.00 common stock warrants expired.

Noncontrolling Interests

In connection with the Williston Basin acquisition in 2008, the Company entered into equity participation agreements with the lenders pursuant to which the Company agreed to pay to the lenders an aggregate of 12.5% of all distributions paid to the owners of PRC Williston, which at this time is majority owned by Magnum Hunter. The equity participation agreements were valued at $3,401,655 and accounted for as a noncontrolling interest in PRC Williston.

Six Months Ended June 30, 2010
Noncontrolling interest at beginning of period	1,321,753
Income to noncontrolling interest	65,335
Noncontrolling interest at end of period	1,387,088

NOTE 11 — RELATED PARTY TRANSACTIONS

We rented an airplane for business use at various times from Pilatus Hunter, LLC, an entity 100% owned by Mr. Evans, our Chairman and CEO. Airplane rental expenses totaled $64,000, $0, $188,100, and $0 for the three and six months ended June 30, 2010 and 2009, respectively. The airplane was used primarily in connection with the Company’s acquisition and expansion efforts.

We obtained accounting services in lieu of full-time accounting staff at the Company from GreenHunter Energy, Inc., an entity of which Mr. Evans is an officer and controls through an investment company, the majority of the shares, for fees which totaled $30,000 and $60,000 for the three and six months ended June 30, 2010, respectively.

NOTE 12 — COMMITMENTS AND CONTINGENCIES

There were no material changes to our commitments and contingencies for the six month period ended June 30, 2010.

NOTE 13 — CONDENSED CONSOLIDATING GUARANTOR FINANCIAL STATEMENTS

The Company and its wholly-owned subsidiaries, except Alpha Hunter Drilling, LLC, Eureka Hunter, LLC, and Hunter Real Estate, LLC, and its majority owned subsidiary, PRC Williston, LLC (collectively, “Non Guarantor Subsidiaries”), may fully and unconditionally guarantee, on a joint and several basis, the obligations of the Company under debt securities that it may issue pursuant to a universal shelf registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission.  Condensed consolidating financial information for Magnum Hunter Resources Corporation and subsidiaries as of June 30, 2010 and December 31, 2009, and for the three and six month periods ended June 30, 2010 and 2009, was as follows:

MAGNUM HUNTER RESOURCES CORPORATION
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Magnum Hunter Resources Corporation and Subsidiaries Condensed Consolidating Balance Sheets

As of June 30, 2010
	Magnum Hunter Resources Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Magnum Hunter Resources Corporation Consolidated
ASSETS
Current assets	$8,286,340	$2,636,625	$2,910,530	$-	$13,833,495
Intercompany accounts receivable	47,256,711	5,156,923	-	(52,413,634)	-
Property and equipment (using successful efforts accounting)	24,422,011	84,927,166	40,578,671	-	149,927,848
Investment in subsidiaries	80,877,446	-	-	(80,877,446)	-
Other assets	3,964,927	435,255	1,106,724	-	5,506,906
Total Assets	$164,807,435	$93,155,969	$44,595,925	$(133,291,080)	$169,268,249

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$5,295,223	$8,182,783	$682,603	$-	$14,160,609
Intercompany accounts payable	-	-	52,413,634	(52,413,634)	-
Long-term liabilities	58,908,425	3,029,885	3,951,414	-	65,889,724
Redeemable preferred stock	14,856,500	-	-	-	14,856,500
Shareholders' equity	85,747,287	81,943,301	(12,451,726)	(80,877,446)	74,361,416
Total Liabilities and Stockholders' Equity	$164,807,435	$93,155,969	$44,595,925	$(133,291,080)	$169,268,249

As of December 31, 2009
ASSETS	Magnum Hunter Resources Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Magnum Hunter Resources Corporation Consolidated

Current assets	$4,755,262	$1,268,689	$849,307	$-	$6,873,258
Intercompany accounts receivable	48,398,232	-	-	(48,398,232)	-
Property and equipment (using successful efforts accounting)	18,055,962	3,403,599	36,079,071	-	57,538,632
Investment in subsidiaries	2,684,536	-	-	(2,684,536)	-
Other assets	2,146,411	25,750	-	-	2,172,161
Total Assets	$76,040,403	$4,698,038	$36,928,378	$(51,082,768)	$66,584,051

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$4,222,587	$1,507,593	$489,195	$-	$6,219,375
Intercompany accounts payable	-	423,347	47,974,885	(48,398,232)	-
Long-term liabilities	13,874,238	131,099	1,667,664	-	15,673,001
Redeemable preferred stock	5,373,750	-	-	-	5,373,750
Shareholders' equity	52,569,828	2,635,999	(13,203,366)	(2,684,536)	39,317,925
Total Liabilities and Stockholders' Equity	$76,040,403	$4,698,038	$36,928,378	$(51,082,768)	$66,584,051

MAGNUM HUNTER RESOURCES CORPORATION
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Magnum Hunter Resources Corporation and Subsidiaries Condensed Consolidating Statements of Operations

For the Three Months Ended June 30, 2010
	Magnum Hunter Resources Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Magnum Hunter Resources Corporation Consolidated
Revenues	$1,763,815	$5,607,179	$3,209,178	$(776,096)	$9,804,076
Expenses	7,012,403	5,864,516	3,256,449	(779,298)	15,354,070

Loss before equity in net losses of subsidiary	(5,248,588)	(257,337)	(47,271)	3,202	(5,549,994)
Equity in net loss of subsidiary	(298,966)	-	-	298,966	-

Net loss	(5,547,554)	(257,337)	(47,271)	302,168	(5,549,994)
Less: Net loss attributable to non-controlling interest	-	-	2,440	-	2,440

Net loss attributable to Magnum Hunter Resources Corporation	(5,547,554)	(257,337)	(44,831)	302,168	(5,547,554)
Dividends on preferred stock	445,950	-	-	-	445,950

Net loss attributable to common shareholders	$(5,993,504)	$(257,337)	$(44,831)	$302,168	$(5,993,504)

For the Three Months Ended June 30, 2009
	Magnum Hunter Resources Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Magnum Hunter Resources Corporation Consolidated
Revenues	$1,063,140	-	$1,465,751	$-	$2,528,891
Expenses	4,484,621	-	1,433,859	-	5,918,480

Loss before equity in net losses of subsidiary	(3,421,481)	-	31,892	-	(3,389,589)
Equity in net loss of subsidiary	27,905	-	-	(27,905)	-

Net loss	(3,393,576)	-	31,892	(27,905)	(3,389,589)
Less: Net loss attributable to non-controlling interest	-	-	(3,987)	-	(3,987)

Net loss attributable to Magnum Hunter Resources Corporation	(3,393,576)	-	27,905	(27,905)	(3,393,576)
Dividends on preferred stock	-	-	-	-	-

Net loss attributable to common shareholders	$(3,393,576)	$-	$27,905	$(27,905)	$(3,393,576)

For the Six Months Ended June 30, 2010
	Magnum Hunter Resources Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Magnum Hunter Resources Corporation Consolidated
Revenues	$3,294,045	$9,783,978	$5,779,516	$(1,230,482)	$17,627,057
Expenses	14,428,909	8,134,477	5,562,985	(1,230,482)	26,895,889

Loss before equity in net income of subsidiary	(11,134,864)	1,649,501	216,531	-	(9,268,832)
Equity in net income of subsidiary	1,800,697	-	-	(1,800,697)	-

Net income (loss)	(9,334,167)	1,649,501	216,531	(1,800,697)	(9,268,832)
Less: Net income attributable to non-controlling interest	-	-	(65,335)	-	(65,335)

Net income (loss) attributable to Magnum Hunter Resources Corporation	(9,334,167)	1,649,501	151,196	(1,800,697)	(9,334,167)
Dividends on preferred stock	708,396	-	-	-	708,396

Net income (loss) attributable to common shareholders	$(10,042,563)	$1,649,501	$151,196	$(1,800,697)	$(10,042,563)

MAGNUM HUNTER RESOURCES CORPORATION
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For the Six Months Ended June 30, 2009
	Magnum Hunter Resources Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Magnum Hunter Resources Corporation Consolidated
Revenues	$2,174,640	$-	$2,271,287	$-	$4,445,927
Expenses	6,137,072	-	3,188,346	-	9,325,418

Loss before equity in net losses of subsidiary	(3,962,432)	-	(917,059)	-	(4,879,491)
Equity in net loss of subsidiary	(802,427)	-	-	802,427	-

Net loss	(4,764,859)	-	(917,059)	802,427	(4,879,491)
Less: Net loss attributable to non-controlling interest	-	-	114,632	-	114,632

Net loss attributable to Magnum Hunter Resources Corporation	(4,764,859)	-	(802,427)	802,427	(4,764,859)
Dividends on preferred stock	-	-	-	-	-

Net loss attributable to common shareholders	$(4,764,859)	$-	$(802,427)	$802,427	$(4,764,859)

    Magnum Hunter Resources Corporation and Subsidiaries Condensed Consolidating Statements of Cash Flows

For the Six Months Ended June 30, 2010
	Magnum Hunter Resources Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Magnum Hunter Resources Corporation Consolidated
Cash flow from operating activities	$(846,505)	$3,385,090	$750,180	$-	$3,288,765
Cash flow from investing activities	(68,376,191)	(8,135,066)	(1,140,450)	-	(77,651,707)
Cash flow from financing activities	76,825,302	(74,257)	(24,258)	-	76,726,787

Net increase (decrease) in cash	7,602,606	(4,824,233)	(414,528)	-	2,363,845
Cash at beginning of period	2,003,549	144,976	133,043	-	2,281,568

Cash at end of period	$9,606,155	$(4,679,257)	$(281,485)	$-	$4,645,413

For the Six Months Ended June 30, 2009
	Magnum Hunter Resources Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Magnum Hunter Resources Corporation Consolidated
Cash flow from operating activities	$2,486,451	$-	$(1,232,205)	$-	$1,254,246
Cash flow from investing activities	(7,693,017)	-	(137,583)	-	(7,830,600)
Cash flow from financing activities	1,133,507	-	-	-	1,133,507

Net increase (decrease) in cash	(4,073,059)	-	(1,369,788)	-	(5,442,847)
Cash at beginning of period	4,655,521	-	1,464,881	-	6,120,402

Cash at end of period	$582,462	$-	$95,093	$-	$677,555

MAGNUM HUNTER RESOURCES CORPORATION
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 14 — SUBSEQUENT EVENTS (Information after March 31, 2010 is unaudited)

We have granted 175,000 shares of common stock options to new and existing employees as share based compensation subsequent to June 30, 2010 through October 28, 2010.

We have sold an additional 708,704 shares of our Series C preferred stock, at a price of $25.00 per share, for net proceeds of approximately $17.4 million, pursuant to the ATM sales agreement, subsequent to June 30, 2010 through October 28, 2010.

The Company issued 304,000 shares of the Company’s common stock upon the exercise of 241,500 of our $3.00 common stock warrants and 62,500 of our $2.00 common stock warrants for total combined proceeds of approximately $850 thousand subsequent to June 30, 2010 through October 28, 2010.

On July 27, 2010, the holders of our Series C Preferred Stock approved a proposal to increase the total number of authorized shares of the Series C Preferred Stock from 750,000 to 4,000,000 shares.

On September 16, 2010, a wholly-owned subsidiary, Eureka Hunter Pipeline, LLC, and DCP Midstream Partners, LP (NYSE: DPM) and its sponsor, DCP Midstream, LLC (together, DCP), have entered into a Letter of Intent to create a natural gas gathering joint venture (the Gathering JV) between Eureka Hunter Pipeline and DCP for the gathering of natural gas in West Virginia and Ohio.  The proposed Gathering JV will construct, own and operate certain natural gas gathering assets for natural gas produced in Western West Virginia and Eastern Ohio. Magnum Hunter and DCP will each own 50 percent of the proposed Gathering JV. The estimated total construction cost to complete the initial gathering pipeline facilities is approximately $35 million, with Magnum Hunter funding approximately $12.5 million of that amount and DCP funding approximately $22.5 million. Terms for the Gathering JV also include a $5 million payment by DCP to Magnum Hunter at closing for certain rights of way that are being contributed by the Company and are in excess of the initial gathering pipeline project.  Once the initial facility is constructed, the two JV partners plan to fund the Gathering JV's future capital requirements for expansion facilities on a 50/50 cost basis. Closing of the proposed joint venture, which is expected to occur during the fourth quarter of 2010, is subject to the negotiation, execution and board approval of definitive documentation and receipt of customary third party consents and approvals.